PFF Bank & Trust Announces Plans for New Branch In Riverside

Pomona, Calif., December 16, 2004 (BUSINESS WIRE) --  PFF Bancorp (NYSE :PFB) today announced that its wholly owned subsidiary, PFF Bank & Trust (PFF), plans to open a new full-service branch in Riverside, California during spring 2005.

The third new branch PFF slated to open next year, the Riverside branch will be located at 3590 Central Avenue adjacent to the Riverside Plaza Shopping Center. The facility will feature standard and merchant teller facilities and the same extended hours available at other PFF branches: weekdays from 9 a.m. to 6 p.m. and Saturdays 9 a.m. to 2 p.m.

Larry M. Rinehart, President and CEO, stated,  "With a rapidly growing population, we believe the Riverside market will provide us with tremendous market opportunity and will become a convenient addition to our network of service facilities."

PFF's branch network consists of 27 branches, encompassing eastern Los Angeles, northern Orange, San Bernardino and Riverside counties.  PFF Bank & Trust also provides trust and wealth management services from locations in Claremont, Hemet, Palm Desert and Irvine.

CONTACT:

PFF Bancorp Inc., Pomona
Lynda Scullin or Salvatore Curasi, 909/623-2323